As filed with the Securities and Exchange Commission on April 1, 2013

Registration No. 333-186556

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jacksonville Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-3472981
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

100 North Laura Street, Suite 1000

Jacksonville, Florida 32202

(904) 421-3040

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen C. Green

President & Chief Executive Officer

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000

Jacksonville, Florida 32202

(904) 421-3040

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

Halcyon E. Skinner

McGuireWoods LLP

50 North Laura Street

Suite 3300

Jacksonville, Florida 32202

(904) 798-2626

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value	100,000,000(2)	$1.95(3)	$195,000,000	$26,598(4)
Nonvoting Common Stock, $0.01 par value	52,360,000	$—(5)	$—(5)	$—(5)

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Common Stock and Nonvoting Common Stock which become issuable by reason of any stock dividend, stock split or other similar transaction that results in an increase in the number of the outstanding shares of such stock of the registrant.

(2)	Includes 52,360,000 shares of Common Stock issuable upon the conversion of the outstanding shares of Nonvoting Common Stock.
(3)

The amount is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of registrant’s Common Stock as reported on the NASDAQ Stock Market on February 5, 2013 in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

(4)	Previously paid.
(5)	No additional consideration will be received and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 1, 2013

PROSPECTUS

JACKSONVILLE BANCORP, INC.

52,360,000 SHARES OF NONVOTING COMMON STOCK

100,000,000 SHARES OF COMMON STOCK

This prospectus covers the resale by the selling shareholders identified in this prospectus of up to an aggregate of (i) 52,360,000 shares of our nonvoting common stock, $0.01 par value per share (the “Nonvoting Common Stock”), that were issued in the mandatory conversion of our Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A, $0.01 par value per share (the “Series A Preferred Stock”), and (ii) 100,000,000 shares of our common stock, $0.01 par value per share (the “Common Stock”), consisting of (a) 47,640,000 shares of Common Stock that were issued in the mandatory conversion of the Series A Preferred Stock, and (b) 52,360,000 shares of Common Stock issuable upon the conversion of the outstanding shares of Nonvoting Common Stock. The selling shareholders may offer and sell any of the shares covered by this prospectus from time to time through public or private transactions, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices, or otherwise as described under “Plan of Distribution.” We will not receive any proceeds from the sale of any of the shares by the selling shareholders. We will pay all registration expenses incurred in connection with this offering, but the selling shareholders will pay all of their selling commissions and fees, stock transfer taxes and related expenses.

Our Common Stock is listed on the NASDAQ Stock Market under the symbol “JAXB.” On March 27, 2013, the last reported sale price of our Common Stock on the NASDAQ Stock Market was $1.58 per share. The Nonvoting Common Stock is not listed on any exchange and we do not intend to list it on any exchange. Our principal offices are located at 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202 and our telephone number is (904) 421-3040.

Investing in our securities involves risks. You should carefully read and consider the risks discussed in “Risk Factors” beginning on page 7 of this prospectus before you decide to invest.

These securities are not deposits or savings accounts or other obligations of any bank or savings association, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2013.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and the documents incorporated by reference. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information in this document may only be accurate on the date of this document. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our securities.

Unless the context otherwise requires, the term “Bancorp” refers to Jacksonville Bancorp, Inc., and the terms “we,” “us” and “our” refer to Jacksonville Bancorp, Inc., together with its subsidiary, The Jacksonville Bank (the “Bank”) and the Bank’s subsidiaries. To understand this offering fully, you should read this entire document carefully, as well as the documents identified in the section titled “Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions that are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors, which are in many instances beyond our control and could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We assume no obligation to update or revise forward-looking statements.

In addition to the risks discussed in this prospectus under “Risk Factors” below, the following are important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the effects of future economic, business and market conditions and changes, domestic and foreign, including seasonality;

•	governmental monetary and fiscal policies;

•	legislative and regulatory changes, including changes in banking, securities and tax laws, regulations and policies and their application by our regulators;

•	changes in accounting rules, practices and interpretations;

•

the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest-sensitive assets and liabilities;

•	changes in borrower credit risks and payment behaviors;

•	changes in the availability and cost of credit and capital in the financial markets;

•	changes in the prices, values and sales volumes of residential and commercial real estate;

•	the effects of concentrations in our loan portfolio;

•	our ability to resolve nonperforming assets;

•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates and valuations;

•

the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth, expense savings and/or other results from such transactions;

•	changes in technology or products that may be more difficult, costly or less effective than anticipated; and

•	the effects of war or other conflicts, acts of terrorism, hurricanes, floods, tornados or other catastrophic events that may affect economic conditions.

Further information on other factors that could affect us is included in the Securities and Exchange Commission (the “SEC”) filings incorporated by reference in this prospectus described below under the heading “Information Incorporated by Reference,” all of which are accessible on the SEC’s website at www.sec.gov. See also “Risk Factors” contained in this prospectus.

Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.

SUMMARY

About Jacksonville Bancorp, Inc.

Jacksonville Bancorp, Inc. (“Bancorp”) is a bank holding company headquartered in Jacksonville, Florida, and was incorporated in the State of Florida on October 24, 1997 for the purpose of organizing The Jacksonville Bank (the “Bank”). Bancorp’s only business is the ownership and operation of the Bank. The Bank is a Florida state-chartered commercial bank, and its deposits are insured by the FDIC. The Bank opened for business on May 28, 1999. On November 16, 2010, Bancorp acquired Atlantic BancGroup, Inc. (“Atlantic BancGroup”) by merger, and on the same date, Atlantic BancGroup’s wholly owned subsidiary, Oceanside Bank, merged with and into the Bank. The Bank has approximately 100 employees and provides a variety of community banking services to businesses and individuals through its eight full-service branches in Jacksonville and Jacksonville Beach, Duval County, Florida, as well as “online banking” through its virtual branch. We provide a variety of competitive commercial and retail community banking services to businesses and individuals in the Jacksonville area, including consumer lending, commercial lending, deposit services, cash management services and residential lending.

Recent Developments

On August 22, 2012, Bancorp entered into a stock purchase agreement with its largest shareholder, CapGen Capital Group IV LP (“CapGen”), for the sale of up to 25,000 shares of the Series A Preferred Stock, at a purchase price of $1,000 per share (the “August SPA”). The stock purchase agreement was executed in connection with Bancorp’s private offering to accredited investors of an aggregate of 50,000 shares of Series A Preferred Stock (the “Private Placement”) pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

In order to provide Bancorp with additional capital on an expedited basis, on September 27, 2012, Bancorp and CapGen entered into a subscription agreement under which Bancorp sold to CapGen 5,000 shares of Bancorp’s newly authorized Noncumulative, Nonvoting, Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), for an aggregate purchase price of $5 million. In connection with the sale of Series B Preferred Stock to CapGen and also on September 27, 2012, Bancorp and CapGen entered into an exchange agreement under which Bancorp agreed to exchange the outstanding shares of Series B Preferred Stock for shares of Series A Preferred Stock simultaneously with the issuance of shares of Series A Preferred Stock in the Private Placement, unless such shares of Series B Preferred Stock were first redeemed by Bancorp. The sale of Series B Preferred Stock to CapGen was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On December 31, 2012, Bancorp entered into an Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”) with CapGen and 19 other accredited investors, for the purchase by the investors of an aggregate of approximately 50,000 shares of the Series A Preferred Stock in the Private Placement at a purchase price of $1,000 per share, subject to the terms and conditions contained in the Stock Purchase Agreement. In addition to CapGen, eight of the other investors party to the Stock Purchase Agreement were current shareholders of Bancorp, and two of the investors were affiliates of CapGen. The Stock Purchase Agreement replaced the August SPA. The Private Placement closed on December 31, 2012.

Included in the 50,000 shares of Series A Preferred Stock sold in the Private Placement were (i) 5,000 shares of Series A Preferred Stock issued to CapGen in exchange for its outstanding shares of Series B Preferred Stock pursuant to an amended and restated exchange agreement dated as of December 31, 2012, and (ii) 2,265 shares of Series A Preferred Stock sold pursuant to those certain Subscription Agreements accepted by Bancorp on December 31, 2012, between Bancorp and each of ten of Bancorp’s directors, executive officers and other related persons (the “Subscription Agreements”).

On February 19, 2013, after receipt of the requisite shareholder approvals, the outstanding shares of Series A Preferred Stock automatically converted into an aggregate of 47,640,000 shares of Common Stock and 52,360,000 shares of Nonvoting Common Stock, at a conversion price of $0.50 per share and a conversion rate of 2,000 shares of Common Stock and/or Nonvoting Common Stock for each outstanding share of Series A Preferred Stock. The shareholder approvals required to effect the conversion were received on February 18, 2013 and included (i) approval of an amendment to Bancorp’s Amended and Restated Articles of Incorporation (as amended, the “Articles”) to increase the number of authorized shares of Common Stock, (ii) approval of an amendment to the Articles to authorize a new class of Nonvoting Common Stock, and (iii) approval of the issuance of shares of Common Stock and Nonvoting Common Stock upon the mandatory conversion of the Series A Preferred Stock. Pursuant to the terms of the Nonvoting Common Stock, each outstanding share of Nonvoting Common Stock is automatically convertible into one share of Common Stock upon a “permitted transfer” to a transferee, as more fully described in the Articles.

The Offering

Shares that may be offered by selling shareholders:	This prospectus covers the resale by the selling shareholders of up to an aggregate of:

• 52,360,000 shares of Nonvoting Common Stock; and

• 100,000,000 shares of Common Stock.

See “Selling Shareholders” on page 9.

Nonvoting Common Stock:	Other than voting rights, the Nonvoting Common Stock has the same rights and privileges as the Common Stock, including sharing ratably in all assets of Bancorp upon its liquidation, dissolution or winding-up, and entitlement to receive dividends in the same amount per share and at the same time when, as and if declared by Bancorp’s board of directors (the ”Board”), and is identical to the Common Stock in all other respects as to all other matters (other than voting). The holders of Nonvoting Common Stock have no voting rights except as required by the Florida Business Corporation Act. Each share of Nonvoting Common Stock is automatically convertible into one share of Common Stock upon a “permitted transfer” to a transferee.

Use of proceeds:	We will not receive any proceeds from the sales by the selling shareholders of the shares of Nonvoting Common Stock or Common Stock offered hereby. The selling shareholders will receive all of the net proceeds from the sales of such shares. See “Use of Proceeds” on page 8.

Market for the securities:	Our Common Stock is listed on the NASDAQ Stock Market under the symbol “JAXB.” The Nonvoting Common Stock is not listed on any exchange and we do not intend to list it on any exchange.

Risk factors:	You should carefully read and consider the risks discussed in “Risk Factors” beginning on page 7 of this prospectus before you decide to invest in our securities.

Our principal executive offices are located at 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202 and our telephone number is (904) 421-3040.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described below and in our filings with the SEC, including the risks discussed in the section entitled “Risk Factors” incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations. In this event, the market price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to This Offering

The shares of Common Stock and Nonvoting Common Stock issued in the mandatory conversion of the Series A Preferred Stock will generally be available for resale to the public upon registration under the Securities Act.

Pursuant to the registration rights granted in the Private Placement, we agreed to file with the SEC the registration statement of which this prospectus forms a part to register the resale of the shares of Common Stock and Nonvoting Common Stock issued in the conversion of the Series A Preferred Stock. Upon such registration, these securities will become available for immediate resale. Sales of substantial amounts of our securities in the public market or the perception that such sales might occur, could adversely affect the market price of our Common Stock, and the market value of our other securities.

Our Nonvoting Common Stock does not have, and is not expected to have, an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares of Nonvoting Common Stock.

Our Nonvoting Common Stock has no established trading market and is not expected to have an established trading market. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We currently do not intend to list the Nonvoting Common Stock on a national securities exchange. We cannot assure you that an active trading market in the Nonvoting Common Stock will develop or, even if it develops, we cannot assure you that it will last, in which case the value of the shares could be adversely affected and your ability to transfer your shares of Nonvoting Common Stock will be limited.

If we do not obtain effectiveness of the registration statement by the deadline set forth in the Registration Rights Agreement, we will be required to pay certain liquidated damages, which could be material in amount.

Under the Registration Rights Agreement we entered into in connection with the Private Placement, the registration statement must generally be declared effective by the earlier of (i) 60 days following the filing date (or 120 days in the event the registration statement is reviewed by the SEC), and (ii) five business days after Bancorp is notified that the registration statement will not be reviewed or will not be subject to further review. In the event the registration statement is not declared effective by the effectiveness deadline, subject to certain other conditions, Bancorp will be liable to the investors party to the Registration Rights Agreement for liquidated damages in the amount of 1% of the purchase price paid for any registrable security held on such date (as more specifically provided in the Registration Rights Agreement). These amounts could be material, and any liquidated damages we are required to pay could have a material adverse effect on our financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling shareholders of the shares of Nonvoting Common Stock or Common Stock offered hereby. The selling shareholders will receive all of the net proceeds from the sales of such shares. We have agreed to bear the expenses in connection with the registration of the shares being offered hereby by the selling shareholders.

SELLING SHAREHOLDERS

In December 2012, Bancorp completed the Private Placement resulting in the issuance of 50,000 shares of Series A Preferred Stock, which shares automatically converted on February 19, 2013 after receipt of the requisite shareholder approvals as discussed herein, into an aggregate of 52,360,000 shares of our Nonvoting Common Stock and 47,640,000 shares of our Common Stock. Pursuant to the terms of the Nonvoting Common Stock, each share of Nonvoting Common Stock will automatically convert into a share of Common Stock upon a “permitted transfer,” as discussed herein. This prospectus covers the public resale by the selling shareholders of the shares of Nonvoting Common Stock and Common Stock issued in the conversion of the Series A Preferred Stock, and the shares of Common Stock issuable upon the conversion of the outstanding shares of Nonvoting Common Stock.

At the time of the Private Placement, we also entered into a registration rights agreement with the investors party to the Stock Purchase Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we are required to use our reasonable best efforts to file a registration statement within 45 days of the closing of the Private Placement covering the resale of the shares of Common Stock and Nonvoting Common Stock issued in the mandatory conversion of the Series A Preferred Stock sold under the Stock Purchase Agreement, and to have the registration statement declared effective by the SEC as soon as practicable after filing and no later than the earlier of (i) 60 days following the filing date (or 120 days in the event the registration statement is reviewed by the SEC), and (ii) five business days after Bancorp is notified that the registration statement will not be reviewed by the SEC or will not be subject to further review. The Private Placement closed on December 31, 2012. We also agreed with the investors under the Subscription Agreements to include such investors as selling shareholders, and to include the shares of Common Stock issued upon mandatory conversion of their shares of Series A Preferred Stock, in the mandatory registration statement filed pursuant to the Registration Rights Agreement.

We will bear all registration expenses specified in the Registration Rights Agreement as well as all other expenses incurred by us in connection with the performance of our obligations under the Registration Rights Agreement. The selling shareholders will bear any underwriting discounts, selling commissions, or fees and disbursements of their counsel (other than one counsel approved for all the selling shareholders in the registration). Under the Registration Rights Agreement, we have agreed to indemnify the selling shareholders and their officers and directors and each person controlling a selling shareholder, which we refer to as the indemnified parties, against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or any state securities law, and will reimburse each of the indemnified parties for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action.

We are registering the shares listed in the “Number of Shares Offered Hereby” columns below in order to permit the selling shareholders to offer such shares for resale from time to time. Because each selling shareholder may offer all or a portion of the shares offered by this prospectus at any time and from time to time after the date hereof, no estimate can be made of the number of shares that each selling shareholder may retain upon completion of this offering. The shares of our stock being offered by this prospectus may be offered directly by the selling shareholders named below or by pledgees, donees, transferees or other successors in interest thereto, as discussed under “Plan of Distribution” below.

The table below, including the footnotes, lists the selling shareholders and other information regarding (i) the beneficial ownership of shares of our Common Stock and Nonvoting Common Stock by each of the selling shareholders as of March 11, 2013, (ii) the shares of Common Stock and Nonvoting Common Stock being offered pursuant to this prospectus by the selling shareholders, and (iii) the number of shares of our Common Stock expected to be owned by each selling shareholder after the offering of shares pursuant to this prospectus, assuming that all of the shares offered by the selling shareholders pursuant to this prospectus are sold.

Under the rules of the SEC, beneficial ownership includes shares over which the named shareholder exercises voting and/or investment power. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. The information with respect to the beneficial ownership of our shares by each selling shareholder is based upon information supplied or confirmed to us by such selling shareholder. The selling shareholders are not broker-dealers, nor are any of the selling shareholders affiliated with a broker-dealer, except as otherwise indicated in the footnotes below. Each selling shareholder represented at the time of purchase that the shares were acquired for investment with no then-present intention to distribute any of the shares to any person.

Beneficial ownership is calculated in accordance with Rule 13d-3 of the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose.

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Offered Hereby		Shares Beneficially Owned After Offering(2)
Name of Selling Shareholder(3)	Common Stock	Nonvoting Common Stock	Common Stock(4)	Nonvoting Common Stock	Common Stock	Percent of Outstanding Common Stock
Bay Pond Investors USB, LLC(5), (24)	1,415,242	2,454,758	3,870,000	2,454,758	—	—
Bay Pond Partners, L.P. (5), (24)	2,229,281	3,866,719	6,096,000	3,866,719	—	—
BP Master Fund, LP(6)	2,650,000	—	2,650,000	—	—	—
CapGen Capital Group IV LP(7), (22)	26,684,144	36,120,000	60,120,000	36,120,000	2,684,144	2.99%
Robert B. Goldstein(23) & Candy K. Goldstein	17,500	1,000,000	1,000,000	1,000,000	17,500	*
John Markham Green(8)	600,000	—	600,000	—	—	—
Stephen C. Green(9)	1,000,000	—	200,000	—	800,000	1.49%
Scott M. Hall(10)	37,800	—	10,000	—	27,800	*
Ithan Creek Investors II USB, LLC(5), (22), (24)	151,041	261,984	360,000	261,984	53,025	*
Ithan Creek Investors USB, LLC(5), (22), (24)	705,748	1,224,131	1,400,000	1,224,131	529,879	*
Valerie A. Kendall(11)	51,000	—	20,000	—	31,000	*
Eugene A. Ludwig(12), (23)	26,684,144	32,720,000	56,720,000	32,720,000	2,684,144	3.11%
Malta Hedge Fund II, L.P.(13), (22)	1,546,992	289,333	1,736,000	289,333	100,325	*
Malta Hedge Fund, L.P.(13), (22)	244,274	45,333	272,000	45,333	17,607	*
Malta Offshore, Ltd.(14), (22)	572,651	105,667	634,000	105,667	44,318	*
Malta Partners, L.P.(13), (22)	52,749	9,667	58,000	9,667	4,416	*
Moors and Mendon Master Fund LP(15), (22), (24)	1,605,518	—	1,500,000	—	105,518	*
Cheryl H. Rose(16)	88,750	2,000,000	2,000,000	2,000,000	88,750	*
John W. Rose(16), (23)	88,750	2,000,000	2,000,000	2,000,000	88,750	*
Price W. Schwenck(17)	434,050	—	400,000	—	34,050	*
SOAM Capital Partners, L.P.(13), (22)	2,666,667	500,000	3,000,000	500,000	166,667	*
SOAM Phoenix Partners, L.P.(13)	250,000	50,000	300,000	50,000	—	—
John P. Sullivan(18), (23)	—	400,000	400,000	400,000	—	—
Sutherland Asset I, LLC(19)	5,340,000	660,000	6,000,000	660,000	—	—
TFO Financial Institutions Restructuring Fund LLC(20)	2,670,000	5,330,000	8,000,000	5,330,000	—	—
Triad Financial Services, Inc.(21)	531,804	—	500,000	—	31,804	*
Wolf Creek Investors USB, LLC(5), (24)	365,696	634,304	1,000,000	634,304	—	—
Wolf Creek Partners, L.P.(5), (24)	465,896	808,104	1,274,000	808,104	—	—

*	Less than 1%
(1)	Based on a total of 53,530,880 shares of Common Stock and 52,360,000 shares of Nonvoting Common Stock outstanding as of March 11, 2013.
(2)

Assumes each selling shareholder sells all of its shares of Common Stock and Nonvoting Common Stock, as applicable, offered pursuant to this prospectus. Based on this assumption, no shares of Nonvoting Common Stock would be outstanding following the offering. The percentage ownership for each selling shareholder is calculated by taking into account the conversion of the shares of Nonvoting Common Stock held only by such selling shareholder, if any, and not the conversion of shares held by any other selling shareholder. Also assumes that no transactions with respect to Bancorp’s Common Stock or Nonvoting Common Stock occur other than the conversion of the Nonvoting Common Stock described above.
(3)	Includes all affiliates, limited partners, donees and pledgees, transferees and other successors in interest selling shares that are received from a named selling shareholder.
(4)	Includes (i) shares of Common Stock issued in the mandatory conversion of the Series A Preferred Stock, and (ii) shares of Common Stock expected to be issued upon conversion of the shares of Nonvoting Common Stock offered hereby. Shares of Nonvoting Common Stock issued in the mandatory conversion of the Series A Preferred Stock will remain nonvoting shares so long as they are held by the listed persons, and may only be converted into voting Common Stock upon a “permitted transfer” by their respective holders to transferees, as described in this prospectus. Accordingly, this column does not reflect the beneficial ownership of shares of Common Stock by the listed persons.
(5)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts. Listed beneficial owner shares voting and dispositive power over the shares listed in the table with Wellington.
(6)	Orin S. Kramer has the power to vote and dispose of the shares listed in the table.
(7)	Shares beneficially owned prior to the offering include: (i) 26,684,144 shares of Common Stock and 31,060,000 shares of Nonvoting Common Stock, owned directly by Capital Group IV LP (“CapGen LP”), (ii) 1,660,000 shares of Nonvoting Common Stock owned directly by Eugene A. Ludwig, and (iii) 3,400,000 shares of Nonvoting Common Stock owned directly and indirectly by certain related persons of CapGen LP. Such related persons of CapGen LP include Mr. & Ms. Goldstein, Mr. & Ms. Rose and John Sullivan, each of whose beneficial ownership is reflected separately in the table. These persons may be deemed to constitute a “group” with CapGen LP, CapGen Capital Group IV LLC (“CapGen LLC”) and Mr. Ludwig within the meaning of Section 13(d)(3) of the Exchange Act, although nothing contained herein shall be deemed to be an admission that a group among these persons exists. Each of the foregoing disclaims beneficial ownership of such securities except to the extent of his or its pecuniary interest therein. Mr. Ludwig is the managing member of CapGen LLC, the general partner of CapGen LP, and, together with the investment committee of CapGen LLC, has the power to vote and dispose of the shares listed in the table. CapGen LP is Bancorp’s largest shareholder.
(8)	John Markham Green is the brother of Stephen C. Green, an executive officer and director of Bancorp and the Bank. See footnote 9 below.
(9)	Stephen C. Green is the President, Chief Executive Officer and a director of Bancorp, and the Chief Executive Officer and a director of the Bank. Beneficial ownership reflects 800,000 shares of Common Stock underlying options as to which Mr. Green has a right to receive and which, upon grant, would be exercisable within 60 days of March 11, 2013.
(10)	Scott M. Hall is the Executive Vice President and Bank President of Bancorp, and the President of the Bank. Beneficial ownership reflects 27,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 11, 2013.
(11)	Valerie A. Kendall is the Executive Vice President and Chief Financial Officer of Bancorp and the Bank. Beneficial ownership reflects 30,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 11, 2013.
(12)	Shares beneficially owned prior to the offering include: (i) 1,660,000 shares of Nonvoting Common Stock owned directly by Eugene A. Ludwig, and (ii) 26,684,144 shares of Common Stock and 31,060,000 shares of Nonvoting Common Stock owned directly by CapGen LP, which shares may be deemed to be indirectly beneficially owned by CapGen LLC, the general partner of CapGen LP, and Mr. Ludwig, the managing member of CapGen LLC.

(13)	Listed beneficial owner shares voting and dispositive power over the shares listed in the table with Sandler O’Neill Asset Management, LLC and SOAM Holdings, LLC. Mr. Maltese is the Managing Member of each of Sandler O’Neill Asset Management, LLC, the management company of the listed beneficial owner, and SOAM Holdings, LLC, the General Partner of the listed beneficial owner. As such, Mr. Maltese has the power to vote and dispose of the shares listed in the table. Mr. Maltese disclaims beneficial ownership over the shares listed in the table except to the extent of his pecuniary interest therein.
(14)	Listed beneficial owner shares voting and dispositive power over the shares listed in the table with Sandler O’Neill Asset Management, LLC. Mr. Maltese is the Managing Member of Sandler O’Neill Asset Management, LLC, which is the investment manager of the listed beneficial owner. As such, Mr. Maltese has the power to vote and dispose of the shares listed in the table. Mr. Maltese disclaims beneficial ownership over the shares listed in the table except to the extent of his pecuniary interest therein.
(15)	Anton V. Schutz is the President of Mendon Capital Advisors Corp., the manager of Moors and Mendon Master Fund LP, and has the power to vote and dispose of the shares listed in the table.
(16)	John W. Rose is a director of Bancorp and the Bank, and Cheryl H. Rose is the spouse of Mr. Rose. Shares beneficially owned prior to the offering include: (i) 80,700 shares of Common Stock as to which Mr. Rose and Ms. Rose share voting and dispositive power, (ii) 8,050 shares of Common Stock as to which Ms. Rose has sole voting and dispositive power and as to which Mr. Rose disclaims beneficial ownership, (iii) 900,000 shares of Nonvoting Common Stock as to which Mr. Rose and Ms. Rose hold together and share voting and dispositive power, (iv) 900,000 shares of Nonvoting Common Stock held by Mr. Rose through a retirement account as to which Mr. Rose has sole voting and dispositive power and as to which Ms. Rose disclaims beneficial ownership, and (v) 200,000 shares of Nonvoting Common Stock held by Ms. Rose through a retirement account as to which Ms. Rose has sole voting and dispositive power and as to which Mr. Rose disclaims beneficial ownership.
(17)	Price W. Schwenck is a director of Bancorp, Chairman of the Board of the Bank and a former executive officer of Bancorp.
(18)	John P. Sullivan is a director of Bancorp and the Bank. Listed shares are held through the John Sullivan 2012 Credit Shelter Trust, a revocable trust, for which Mr. Sullivan is the settlor. Maureen C. Sullivan, Mr. Sullivan’s spouse, as trustee, has sole voting and dispositive power over such shares.
(19)	Jack Ross and Thomas Capasse have the power to vote and dispose of the shares listed in the table.
(20)	Abdulmohsin Al Omran, Matthew B. Hansen, Abdulwahab Al Betairi and Jon P. Hedley, as Directors, and Dragomir Kolev, as the portfolio manager, of TFO Financial Institutions Restructuring Fund SPC, which is the managing member of TFO Financial Institutions Restructuring Fund LLC, have the power to vote and dispose of the shares listed in the table.
(21)	Donald F. Glisson, Jr. is a director of Bancorp and the Bank, Mr. Glisson is the Chief Executive Officer of Triad Financial Services, Inc. and has the power to vote and dispose of the shares listed in the table.
(22)	Investor in Bancorp’s November 2010 private placement, as previously disclosed in Bancorp’s SEC filings.
(23)	Affiliate of CapGen LP, Bancorp’s largest shareholder.
(24)	Listed beneficial owner may be deemed an affiliate of a broker-dealer. At the time of purchase, listed beneficial owner represented that the shares were acquired solely for investment with no then-present intention to distribute any of the shares to any person. In connection with the preparation of the registration statement of which this prospectus forms a part, listed beneficial owner also represented to Bancorp that the shares were purchased in the ordinary course of business, and that at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

DESCRIPTION OF NONVOTING COMMON STOCK

The following is a summary of the material terms and provisions of the Nonvoting Common Stock. This summary is qualified in its entirety by reference to the Articles, which have been filed with the SEC and are also available upon request from us.

Other than voting rights, the Nonvoting Common Stock has the same rights and privileges as the Common Stock, including sharing ratably in all assets of Bancorp upon its liquidation, dissolution or winding-up, and entitlement to receive dividends in the same amount per share and at the same time when, as and if declared by the Board, and is identical to the Common Stock in all other respects as to all other matters (other than voting). Holders of Nonvoting Common Stock have no cumulative voting rights or preemptive rights (other than the limited contractual preemptive rights of certain investors in the Private Placement) to purchase or subscribe for any additional shares of Common Stock or Nonvoting Common Stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the Nonvoting Common Stock.

Authorized Shares. 100 million shares of Nonvoting Common Stock, par value of $0.01 per share, are authorized and 52,360,000 shares of Nonvoting Common Stock are outstanding.

Voting Rights. Holders of Nonvoting Common Stock are not entitled to vote except as required by the Florida Business Corporation Act. Where the shares of Nonvoting Common Stock are entitled to vote under Florida law, each holder of Nonvoting Common Stock will have one vote for each share of Nonvoting Common Stock held of record solely on the matters to which such shares are entitled to vote, and subject to the rights and limitations specified by the Florida Business Corporation Act.

Automatic Conversion Upon Permitted Transfer. Each share of Nonvoting Common Stock will automatically convert into one share of Common Stock in the event of a “permitted transfer” to a transferee. A “permitted transfer” is a transfer of Nonvoting Common Stock (i) in a widespread public distribution, (ii) in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of Bancorp, or (iii) to a transferee that would control more than 50% of the voting securities of Bancorp without any transfer from such holder of Nonvoting Common Stock.

Dividends. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of Nonvoting Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds lawfully available for the payment of dividends.

PLAN OF DISTRIBUTION

We are registering the shares of Nonvoting Common Stock and Common Stock issued to the selling shareholders in the mandatory conversion of the shares of Series A Preferred Stock sold in the Private Placement, and the shares of Common Stock issuable upon conversion of the Nonvoting Common Stock, to permit the resale of these shares from time to time by the persons or entities listed under the “Selling Shareholder” section of this prospectus. As used in this section of the prospectus, the term “selling shareholders” includes selling shareholders named in the table above and any of their donees, pledgees, transferees or other successors in interest who receive shares of our Nonvoting Common Stock or Common Stock offered hereby from a selling shareholder as a gift, pledge, in-kind distribution by an entity to its members, partners or shareholders, or other non-sale related transfer and who subsequently sell any of such shares after the date of this prospectus. We will not receive any of the proceeds from the sales by the selling shareholders of the shares offered hereby. We will bear all fees and expenses incident to our obligation to register the shares offered hereby.

The selling shareholders may, from time to time, sell any or all of the shares of our Nonvoting Common Stock or Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares offered hereby may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions. The selling shareholders may use one or more of the following methods when selling shares:

•	on any national securities exchange or market, if any, on which the shares may be listed at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in privately negotiated transactions;

•	in settlement of short sales;

•	through broker-dealers, who may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share;

•	through a combination of any such methods of sale; and

•	through any other methods permitted pursuant to applicable law.

The selling shareholders may also sell their shares in accordance with Rule 144 under the Securities Act, if available, rather than pursuant to this prospectus.

If the selling shareholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares offered hereby in the course of hedging in positions they assume. The selling shareholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of our shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of our stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part. The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We are required to pay all fees and expenses incident to the registration of the shares offered hereby. We have agreed to indemnify certain of the selling shareholders and their officers and directors and each person controlling a selling shareholder, which we refer to as the indemnified parties, against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or any state securities law, and will reimburse each of the indemnified parties for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in accordance with the Registration Rights Agreement. We may be indemnified by certain of the selling shareholders against certain losses, claims, damages and liabilities that may arise from any written information furnished to us by the selling shareholders expressly for use in this prospectus, in accordance with the Registration Rights Agreement.

LEGAL MATTERS

The validity of the shares of our Nonvoting Common Stock and Common Stock offered by this prospectus will be passed upon by McGuireWoods LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the following documents that we have filed or may file with the SEC (but we do not incorporate by reference any documents or portions of documents that we furnish to, or are otherwise not deemed filed with, the SEC):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 26, 2013, File No. 000-30248.

2.	Our Current Report on Form 8-K, filed with the SEC on January 3, 2013, File No. 000-30248 (Items 1.01, 2.01, 3.02, 3.03, 5.02, 5.03 and 9.01).

3.	Our Current Report on Form 8-K/A, filed with the SEC on January 24, 2013, File No. 000-30248 (Items 1.01, 2.01, 3.02, 3.03, 5.02, 5.03 and 9.01).

4.	Our Current Report on Form 8-K, filed with the SEC on January 25, 2013, File No. 000-30248 (Item 3.01).

5.	Our Current Report on Form 8-K, filed with the SEC on February 20, 2013, File No. 000-30248 (Items 5.03, 5.07, 8.01 and 9.01).

6.	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 19, 1999, File No. 000-30248.

7.	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part until the offering of securities pursuant to this prospectus is complete.

Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

We will deliver without charge to each person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus. Requests for any of these documents should be made in writing or orally and should be directed to: Corporate Secretary, Jacksonville Bancorp, Inc., 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202, (904)  421-3040.

ADDITIONAL INFORMATION

This prospectus is part of a registration statement we have filed with the SEC. This prospectus does not contain all of the information contained in the registration statement or the exhibits to the registration statement. For further information about us, please see the complete registration statement.

We are subject to the information requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. You may read and copy such reports, proxy statements and other information, including registration statements and all of their exhibits, at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement of which this prospectus forms a part and the documents incorporated by reference that are listed above, are also available from the SEC’s website at http://www.sec.gov or on our website at http://www.jaxbank.com. The information contained on our website is not deemed a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the registration fee of the SEC.

Description	Amount
SEC registration fee	$26,598
Printing fees	1,000
Legal fees and expenses	50,000
Accounting fees and expenses	27,500
Miscellaneous fees and expenses	1,000

TOTAL	$106,098

The selling shareholders will not bear any portion of the expenses in connection with the issuance and distribution of the securities being registered.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act (the “FBCA”) authorizes a company to indemnify its directors and officers in certain instances against certain liabilities that they may incur by virtue of their relationship with the company. A company may indemnify any director, officer, employee or agent against judgments, fines, penalties, amounts paid in settlement, and expenses incurred in any pending, threatened or completed civil, criminal, administrative, or investigative proceeding (except an action by, or in the right of, the company) against him in his capacity as a director, officer, employee, or agent of the company, or another company if serving in such capacity at the company’s request if he (i) acted in good faith; (ii) acted in a manner which he reasonably believed to be in, or not opposed to, the best interests of the company; and (iii) with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Furthermore, a company may indemnify any director, officer, agent or employee against expenses incurred in defense or settlement of any proceeding brought by the company against him in his capacity as a director, officer, employee or agent of the company, or another company if serving in such capacity at the company’s request, if he: (a) acted in good faith; (b) acted in a manner which he reasonably believed to be in, or not opposed to, the best interests of the company; and (c) is not adjudged to be liable to the company (unless the court finds that, in view of all circumstances of the case, he is nevertheless entitled to indemnity for expenses which the court deems proper). A company must repay the expenses of any director, officer, employee or agent who is successful on the merits of an action against him in his capacity as such.

A Florida company is authorized to make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, except for acts or omissions which constitute (i) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful); (ii) a transaction in which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which certain liability provisions of the FBCA are applicable (related to payment of dividends or other distributions or repurchases of shares in violation of such Act); or (iv) willful misconduct or a conscious disregard for the best interests of the company in a proceeding by or in the right of the company, or a company shareholder. A Florida company is also authorized to purchase and maintain liability insurance for those who are or were directors, officers, employees and agents.

Under our Amended and Restated Bylaws, as amended (“Bylaws”), we will indemnify any director or any officer elected by our Board (and may indemnify any other officer or any employee or agent of ours) who was or is a party to any proceeding (except an action by, or in the right of, Bancorp) by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person (i) acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the company’s best interests, and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Under our Bylaws, we will indemnify any director or any officer elected by our Board (and may indemnify any other officer or any employee or agent of ours) who was or is a party to any proceeding by or in the right of Bancorp to procure a judgment in its favor by reason of the fact such person is or was a director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board, the estimated expense of investigating, litigating or otherwise bringing the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper. We have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability. Expenses incurred by a director of the company or any officer elected by our Board in defending a civil or criminal proceeding shall be paid by us in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is not ultimately entitled to be authorized and indemnified by us. Such expenses incurred by other of our officers, employees or agents may, at the discretion of our Board, be paid in advance upon such terms or conditions, including receipt of the undertaking to repay as described above, as our Board deems appropriate.

The indemnification and advancement of expenses provided by our Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and we may make any other or further indemnification or advancement of expenses of any of our directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action by such a director, officer, employee or agent in such person’s official capacity and as to action in another capacity while holding such office or position; provided, however, that indemnification shall not be made to or on behalf of, and any advancement of expenses shall be repaid by, any director, officer, employee or agent for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency, if the proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to us; and provided further that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the unlawful distribution liability provisions of FBCA Section 607.0834 (or any successor provision) are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the company in a proceeding by or in the right of Bancorp to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Federal banking law, which is applicable to Bancorp as a financial holding company and to the Bank as an insured depository institution, limits the ability of Bancorp and the Bank to indemnify their directors and officers. Neither Bancorp nor the Bank may make, or agree to make, indemnification payments to an institution-affiliated party such as an officer or director in connection with any administrative or civil action instituted by a federal banking agency if as a result of the banking agency action the indemnitee is assessed a civil money penalty, is removed from office or prohibited from participating in the conduct of Bancorp’s or the Bank’s affairs, or is subject to a cease and desist order. Prior to the resolution of any action instituted by the applicable banking agency, Bancorp or the Bank, as applicable, may indemnify officers and directors only if their respective board of directors, as the case may be, (i) determines that the indemnified person acted in good faith, (ii) determines after investigation that making indemnification payments would not affect Bancorp’s safety and soundness or the safety and soundness of the Bank, as the case may be, and (iii) if the indemnified party agrees in writing to reimburse Bancorp or the Bank, as the case may be, for any indemnity payments which turn out to be impermissible.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the provisions described above, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.    LIST OF EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Jacksonville Bancorp, Inc., as amended through September 27, 2012 (incorporated herein by reference to Exhibit 3.1 of Jacksonville Bancorp, Inc.’s Form 10-Q filed on November 14, 2012, File No. 000-30248).

3.1a	Articles of Amendment to the Amended and Restated Articles of Incorporation Designating Series B Preferred Stock, effective as of December 27, 2012 (incorporated herein by reference to Exhibit 3.1 of Jacksonville Bancorp, Inc.’s Form 8-K filed on January 3, 2013, File No. 000-30248).

3.1b	Articles of Amendment to the Amended and Restated Articles of Incorporation Designating Series A Preferred Stock, effective as of December 27, 2012 (incorporated herein by reference to Exhibit 3.2 of Jacksonville Bancorp, Inc.’s Form 8-K filed on January 3, 2013, File No. 000-30248).

3.1c	Articles of Amendment to the Amended and Restated Articles of Incorporation, effective as of February 19, 2013 (incorporated herein by reference to Exhibit 3.1 of Jacksonville Bancorp, Inc.’s Form 8-K filed on February 20, 2013, File No. 000-30248).

4.1	Specimen Common Stock Certificate of Jacksonville Bancorp, Inc. (incorporated herein by reference to Exhibit 4.0 of Jacksonville Bancorp, Inc.’s Registration Statement on Form SB-2 filed on September 30, 1998, File No. 333-64815).

4.2	See Exhibit 3.1 above.

4.2a	See Exhibit 3.1a above.

4.2b	See Exhibit 3.1b above.

4.2c	See Exhibit 3.1c above.

Exhibit No.	Description of Exhibit

5.1*	Opinion of McGuireWoods LLP.

23.1*	Consent of Crowe Horwath LLP.

23.2*	Consent of McGuireWoods LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	Filed herewith.
**	Previously filed.

ITEM 17.    UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) through (a)(1)(iii), above, do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Jacksonville, Florida, on April 1, 2013.

Jacksonville Bancorp, Inc.

By:	/s/ Stephen C. Green
Stephen C. Green
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen C. Green Stephen C. Green	President and Chief Executive Officer (principal executive officer) Director	April 1, 2013

/s/ Margaret A. Incandela Margaret A. Incandela	Chief Operating Officer, Chief Credit Officer and Executive Vice President (principal executive officer)	April 1, 2013

/s/ Valerie A. Kendall Valerie A. Kendall	Chief Financial Officer and Executive Vice President (principal accounting and financial officer)	April 1, 2013

* Donald F. Glisson, Jr.	Director	April 1, 2013

* James M. Healey	Director	April 1, 2013

* John W. Rose	Director	April 1, 2013

* Price W. Schwenck	Director	April 1, 2013

* Charles F. Spencer	Director	April 1, 2013

* Gary L. Winfield, MD	Director	April 1, 2013

*/s/ Valerie A. Kendall Valerie A. Kendall, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Jacksonville Bancorp, Inc., as amended through September 27, 2012 (incorporated herein by reference to Exhibit 3.1 of Jacksonville Bancorp, Inc.’s Form 10-Q filed on November 14, 2012, File No. 000-30248).

3.1a	Articles of Amendment to the Amended and Restated Articles of Incorporation Designating Series B Preferred Stock, effective as of December 27, 2012 (incorporated herein by reference to Exhibit 3.1 of Jacksonville Bancorp, Inc.’s Form 8-K filed on January 3, 2013, File No. 000-30248).

3.1b	Articles of Amendment to the Amended and Restated Articles of Incorporation Designating Series A Preferred Stock, effective as of December 27, 2012 (incorporated herein by reference to Exhibit 3.2 of Jacksonville Bancorp, Inc.’s Form 8-K filed on January 3, 2013, File No. 000-30248).

3.1c	Articles of Amendment to the Amended and Restated Articles of Incorporation, effective as of February 19, 2013 (incorporated herein by reference to Exhibit 3.1 of Jacksonville Bancorp, Inc.’s Form 8-K filed on February 20, 2013, File No. 000-30248).

4.1	Specimen Common Stock Certificate of Jacksonville Bancorp, Inc. (incorporated herein by reference to Exhibit 4.0 of Jacksonville Bancorp, Inc.’s Registration Statement on Form SB-2 filed on September 30, 1998, File No. 333-64815).

4.2	See Exhibit 3.1 above.

4.2a	See Exhibit 3.1a above.

4.2b	See Exhibit 3.1b above.

4.2c	See Exhibit 3.1c above.

5.1*	Opinion of McGuireWoods LLP.

23.1*	Consent of Crowe Horwath LLP.

23.2*	Consent of McGuireWoods LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	Filed herewith.
**	Previously filed.